UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report:  September 25, 2023

Date of earliest event reported:  September 18, 2023

DYNARESOURCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30371	94-1589426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 W. Las Colinas Blvd, Suite 1910, North Tower, Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 868-9066

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

On September 18, 2023, the Board of Directors of DynaResource, Inc. (the “Company”) adopted the recommendation of the Company’s Audit Committee to retain Davidson & Co., LLP (“Davidson”) as the Company’s independent public accounting firm to replace Armanino LLP (“Armanino”). Armanino had previously advised the Company that it is stepping away from auditing public company financial statements and would resign as the Company’s independent public accounting firm after completion of its review of the Company’s interim financial statements for the quarter ending September 30, 2023 or earlier, at the Company’s election, if the Company were to select a new independent public accounting firm in time to review the third quarter interim financial statements. The Company expects Davidson to conduct the review of the Company’s interim financial statements for the quarter ending September 30, 2023.

During the years ended December 31, 2021 and 2022, and during the subsequent interim period through September 18, 2023, the Company did not consult with Davidson about any of the matters set forth in Item 304(a)(2) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNARESOURCE, INC.

Dated: September 25, 2023	By:	/s/ Koy W. (“K.D.”) Diepholz
Koy W. (“K.D.”) Diepholz, CEO

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